Exhibit 99.1

NEWS RELEASE

NOVAGOLD ANNOUNCES ELECtION OF DIRECTORS AND VOTING RESULTS FROM 2026 VIRTUAL ANNUAL GENERAL MEETING OF SHAREHOLDERS

A total of 326,713,666 or 74.45% of the Company’s issued and outstanding shares were represented at the Meeting

All seven proposals to shareholders were approved, including the election of all director nominees

During the 2026 proxy season, NOVAGOLD placed outreach calls to shareholders holding approximately 96% of the Company’s issued and outstanding common shares entitled to vote

May 19, 2026 – Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) is pleased to announce the detailed voting results on the items of business considered at its Annual General Meeting of Shareholders held on May 14, 2026 (the “Meeting”). All proposals were approved and all director nominees were elected. A total of 326,713,666 or 74.45% of the Company’s issued and outstanding shares were represented at the Meeting.

Shareholder Engagement

During this year’s proxy outreach, NOVAGOLD placed calls to shareholders owning at least 45,000 shares each, who collectively hold approximately 96% of the Company’s issued and outstanding common shares entitled to vote at the Meeting. Additionally, a digital broadcast message was sent out to shareholders holding at least 5,000 shares, enabling efficient outreach in addition to phone calls. Year-over-year the input received from shareholders has helped shape and improve the Company’s governance and compensation practices. The Company will again be conducting post-proxy outreach in the Fall to gather additional insight from its shareholders to continue to improve upon its disclosure, governance, and compensation practices.

Shareholder Voting Results

The shareholders voted on the following matters at this year’s Meeting:

Proposal 1 – Election of Directors

The nominees listed in NOVAGOLD’s Management Information Circular were elected as Directors of the Company. Detailed results of the votes are set out below:

Proposal 1	Outcome of the Vote	Votes by Ballot
Election of Directors		Votes For	Votes Withheld
Dr. Elaine Dorward-King	Carried	270,754,327 (91.45%)	25,284,174 (8.54%)
Ali Erfan	Carried	293,934,428 (99.28%)	2,104,073 (0.71%)
Dr. Thomas Kaplan	Carried	287,599,587 (97.14%)	8,438,914 (2.85%)
Hume Kyle	Carried	292,361,355 (98.75%)	3,677,146 (1.24%)
Gregory Lang	Carried	294,213,852 (99.38%)	1,824,649 (0.61%)
Kalidas Madhavpeddi	Carried	262,931,112 (88.81%)	33,107,389 (11.18%)
Kevin McArthur	Carried	294,672,498 (99.53%)	1,366,003 (0.46%)
Daniel Muñiz-Quintanilla	Carried	270,538,731 (91.38%)	25,499,770 (8.61%)
Ethan Schutt	Carried	287,980,445 (97.27%)	8,058,056 (2.72%)
Dawn Whitaker	Carried	288,601,466 (97.48%)	7,437,035 (2.51%)

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Proposal 2 – Appointment of Auditors

The vote was carried for the Appointment of the Auditors, PricewaterhouseCoopers LLP. The votes received by ballot were as follows:

Votes For	317,132,167	97.06%
Votes Withheld	9,581,499	2.93%

Proposal 3 – Approve amendment to the Stock Award Plan and all unallocated entitlements thereunder

The vote was carried for the Stock Award Plan. The votes received by ballot were as follows:

Votes For	255,153,946	86.18%
Votes Against	40,312,819	13.61%
Abstentions	571,736	0.19%

Proposal 4 – Approve all unallocated entitlements under the Performance Share Unit Plan

The vote was carried for the Performance Share Unit Plan. The votes received by ballot were as follows:

Votes For	264,889,270	89.47%
Votes Against	30,721,918	10.37%
Abstentions	427,313	0.14%

Proposal 5 – Approve all unallocated entitlements under the Deferred Share Unit Plan

The vote was carried for the Deferred Share Unit Plan. The votes received by ballot were as follows:

Votes For	268,987,469	90.86%
Votes Against	26,642,843	8.99%
Abstentions	408,189	0.13%

Proposal 6 – Advisory Approval of Executive Compensation (“Say-on-Pay”)

The vote was carried on the Say-On-Pay Advisory Vote. The votes received by ballot were as follows:

Votes For	214,048,542	72.30%
Votes Against	81,376,553	27.48%
Abstentions	613,406	0.20%

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Proposal 7 – Advisory Approval on Frequency of Seeking Non-Binding Approval of Executive Compensation

The vote was carried on the annual submission of the non-binding vote on compensation of the Company’s Named Executive Officers. The votes received by ballot were as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
294,438,533	374,890	597,803	627,275

Full details of all proposals are fully described in the Company’s Management Information Circular dated March 24, 2026 available on the Company’s website at www.novagold.com/investors/mic/, on SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov, and the detailed results of voting on each proposal are included in the Report of Voting Results filed on SEDAR+ and in the 8-K filed on EDGAR.

The Annual General Meeting of Shareholders webcast and corporate presentation are available on NOVAGOLD’s website under Annual Meeting Materials and Presentations.

NOVAGOLD Contacts:

Mélanie Hennessey

Vice President, Corporate Communications

Frank Gagnon

Manager, Investor Relations

604-669-6227 or 1-866-669-6227

info@novagold.com

www.novagold.com

www.novagold.com

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